Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors

Telecom Italia S.p.A.:

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-4 of Telecom Italia S.p.A. of our report dated February 12, 2004 with respect to the consolidated financial statements of Mobilkom Austria AG & Co KG and Mobilkom Austria AG, which appears in the issuer’s Annual Report on Form 20-F/A for the year ended December 31, 2003.

Vienna, September 2, 2004

Grant Thornton Wirtschaftsprüfungs-und Steuerberatungs-GmbH
/S/ WALTER PLATZER-WOLFGANG HACKL